EXHIBIT 10.4

SPLASH BEVERAGE GROUP, INC.

AMMENDMENT I

SECURITIES PURCHASE AGREEMENT

CONVERTIBLE PROMISSORY NOTE

This Amendment I is related to SECURITIES PURCHASE AGREEMENT and Convertible Promissory Note both entered into as of February 28, 2023, by and between Splash Beverage Group, Inc., a Nevada corporation (the “Company”), and [ ] (the “Investors” and the “Holders”).

WHEREAS, the Company wishes to sell and issue to the Investors, a new Convertible Promissory Note with an aggregate of up to $1,100,000 (the “Maximum Offering Amount”) of the Company’s convertible promissory notes in the form of Exhibit A attached hereto (each, a “Promissory Note” or “Note” and collectively the “Promissory Notes” or “Notes”) which are convertible into the Company’s Common Stock, par value $0.001 per share (“Common Stock”). The funds will be transferred to the company in two (2) tranches, initial funding $300,000 and second funding $800,000;

WHEREAS, in connection with the Investor’s purchase of the Notes, for each $1,000 of Notes purchased, the Company will issue to the Investor 500 shares of restricted common stock, issuable upon the purchase of the amount of the Promissory Notes by an Investor (the “Purchase Price”). Instructions to issue the additional shares shall be within 2 days of receiving each tranche of funds ($300,000 and $800,000);

WHEREAS, the February 28, 2023, Convertible Promissory Note section 4.b. Prepayment; Conversion will be updated to read:

Commencing as of the date first above written, and until the sooner of the twelve (12) month anniversary of the Closing Date, the Holder shall not sell or dispose of Common Stock of more than 20% of the daily composite trading volume of the Common Stock as reported by Bloomberg, LP for any trading day for the principal trading market for the Common Stock.

WHEREAS, the February 28, 2023, Convertible Promissory Note section 17. Governing Law will be updated to read:

This Note shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to its principles regarding conflicts of law.

WHEREAS, the February 28, 2023, Security Purchase Agreement section 9.9 Applicable Law; Disputes will be updated to read:

Applicable Law; Disputes. This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to its principles regarding conflicts of law. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of Phoenix (the “Arizona Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Arizona Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Arizona Courts, or such Arizona Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement or the Notes and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the Notes or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement or the Notes, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

WHEREAS, All other conditions remain as written in the February 28, 2023 agreements.

COMPANY:

Splash Beverage Group, Inc.

(A Nevada Corporation)

By:
Name	Robert Nistico
Title:	CEO

HOLDER:

By:
Entity:
Name:
Title: